Exhibit 4.3

AMERICAN PHYSICIANS SERVICE GROUP, INC.

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CERTIFICATE OF DESIGNATIONS

Pursuant to Article 2.13 of the

Texas Business Corporation Act

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Series A Redeemable Preferred Stock

American Physicians Service Group, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Texas, hereby certifies that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Restated Articles of Incorporation of the Corporation, as amended (as so amended and as further amended from time to time, the “Articles of Incorporation”), which authorize the issuance, by the Corporation, in one or more series of up to 1,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), and in accordance with the provisions of Article 2.13 of the Texas Business Corporation Act (the “TBCA”), the Board of Directors, on August 22, 2006, duly adopted the following resolutions:

RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of Article IV of the Articles of Incorporation and in accordance with the provisions of Article 2.13 of the TBCA, the Board of Directors hereby establishes and provides for the issue of a series of Preferred Stock, herein designated as the “Series A Redeemable Preferred Stock,” which shall consist initially of 10,500 shares of Preferred Stock (subject to increase or decrease as described herein and in accordance with Article 2.13 of the TBCA), and the designations, preferences, limitations, and relative rights of the shares of such series (in addition to the designations, preferences, limitations, and relative rights set forth in the Articles of Incorporation that are applicable to the Preferred Stock of all series) are hereby fixed and determined as follows (certain terms used herein being defined in Section 7):

1.

General.

(a)

The shares of such series shall be designated the Series A Redeemable Preferred Stock (hereinafter referred to as the “Series A Redeemable Preferred Stock”).  Each share of Series A Redeemable Preferred Stock shall be identical in all respects with the other shares of the Series A Redeemable Preferred Stock subject to the provisions of Sections 5(e) and 5(f).

(b)

The number of shares of the Series A Redeemable Preferred Stock shall initially be 10,500, which number may from time to time be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of the Series A Redeemable Preferred Stock then outstanding) by resolution of the Board of Directors.  Series A Redeemable Preferred Stock may be issued in fractions of a share.  Shares of Series A Redeemable Preferred Stock redeemed or purchased by the Corporation shall be cancelled and shall revert to authorized but unissued Preferred Stock, undesignated as to series.

(c)

Shares of Series A Redeemable Preferred Stock shall be non-certificated shares.  The record holders of the shares of the Series A Redeemable Preferred Stock, the number of shares of the Series A Redeemable Preferred Stock held thereby, and the total number of outstanding shares of the Series A Redeemable Preferred Stock shall be recorded in the stock books of the Corporation.

2.

Dividends; No Preemptive Rights.

(a)

The holders of shares of the Series A Redeemable Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, dividends which shall accrue at the rate of 3% per annum of the Redemption Price of such stock and shall compound annually, payable upon:  (i) liquidation as provided in Section 3(a) or (ii) a redemption pursuant to Sections 4(a) or 4(b). Dividends shall be payable in cash to the holders of record of the Series A Redeemable Preferred Stock entitled to the Liquidation Payment or Redemption payment, as the case may be. Dividends in arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on a date not more than sixty (60) nor less then ten (10) days preceding the payment date thereof, as may be fixed by the Board of Directors. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Series A Redeemable Preferred Stock which may be in arrears. Dividends on each share of Series A Redeemable Preferred Stock shall be cumulative and shall accrue from the date of issuance. The date on which the Corporation initially issues any share of Series A Redeemable Preferred Stock shall be its issue date, regardless of the number of times transfer of such shares is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such shares. No dividends may be paid with respect to any shares of Corporation Common Stock unless all accrued dividends have been paid at some point within the last twelve (12) months with respect to all shares of Series A Redeemable Preferred Stock.

(b)

The holders of shares of the Series A Redeemable Preferred Stock shall not be entitled to any preemptive or subscription right in respect of any securities of the Corporation.

3.

Liquidation.

(a)

In the event of any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, each holder of Series A Redeemable Preferred Stock shall be entitled to receive an amount in cash equal to the Redemption Price of the shares of the Series A Redeemable Preferred Stock owned of record by such holder, plus accrued dividends (the “Liquidation Payment”) before any distribution is made to holders of shares of Junior Stock upon any such liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.  If, upon any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation, or proceeds thereof, distributable among the holders of the then outstanding shares of the Series A Redeemable Preferred Stock and the holders of any shares of capital stock ranking on a parity with the Series A Redeemable Preferred Stock with respect to any distribution of assets upon liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, are insufficient to pay in full all such preferential amounts payable to such holders, then all such assets and proceeds of the Corporation thus distributable shall be distributed among the holders of Series A Redeemable Preferred Stock and the holders of such capital stock so ranking on a parity with the Series A Redeemable Preferred Stock ratably in proportion to the respective aggregate amounts otherwise payable with respect thereto.

(b)

For the purposes of this Section 3, neither the voluntary sale, lease, conveyance, exchange or transfer of all or substantially all the property or assets of the Corporation (whether for cash, shares of stock, securities or other consideration), nor the consolidation or merger of the Corporation with one or more other entities, shall be deemed to be a liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.

(c)

After the payment in cash to the holders of shares of the Series A Redeemable Preferred Stock of the full amount of the Liquidation Payment with respect to outstanding shares of the Series A Redeemable Preferred Stock, (1) the holders of such shares shall cease to be shareholders with respect to such shares, (2) such shares shall no longer be deemed to be outstanding on the books of the Corporation and (3) such holders shall have no interest in or claim against the Corporation or any of the remaining assets of the Corporation.

4.

Redemption.

(a)

Subject to Section 5(e), at any time, the Corporation, at its option, may redeem outstanding shares of the Series A Redeemable Preferred Stock, in whole or in part, in accordance with Section 5 (each, an “Optional Redemption”).

(b)

Subject to Section 5(e), the Corporation shall redeem, by the end of each fiscal year of the Corporation during which there are shares of the Series A Redeemable Preferred Stock outstanding, a number of shares of the Series A Redeemable Preferred Stock outstanding on such redemption date with an aggregate Redemption Price equal to $1 million (each, a “Mandatory Redemption”), in accordance with Section 5.  Notwithstanding the foregoing, the Corporation shall redeem all remaining outstanding shares of Series A Redeemable Preferred Stock on or before December 31, 2016. The Corporation’s obligations under this Section 4(b) shall not be affected by any Optional Redemption.

(c)

The Series A Redeemable Preferred Stock shall not be redeemable except as set forth in Sections 4(a) or 4(b) above.

5.

Terms of Redemption.

Any Optional Redemption or Mandatory Redemption (each, a “Redemption”) shall be effected in the manner and with the effect set forth in this Section 5.

(a)

The redemption price (the “Redemption Price”) payable in respect of Series A Redeemable Preferred Stock redeemed pursuant to a Redemption shall be $1,000 per share, adjusted accordingly for fractions of a share.

(b)

The redemption price for any Redemption shall be paid in cash.

(c)

The Corporation shall give notice of any Optional Redemption by mail, postage prepaid, not less than twenty (20) days nor more than sixty (60) days prior to the date fixed for such redemption, to each holder of record of the shares of the Series A Redeemable Preferred Stock to be redeemed appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein.  Such notice to any holder shall state the redemption date; the number of shares to be redeemed and, if less than all outstanding shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder; the Redemption Price; and the procedure for receiving payment of the Redemption Price therefor (including, the place at which the shareholders may obtain payment of the Redemption Price).  Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of the Series A Redeemable Preferred Stock to be redeemed shall not affect the validity of the proceedings for the redemption of any other shares of the Series A Redeemable Preferred Stock.

(d)

If notice of Redemption of shares of the Series A Redeemable Preferred Stock to be redeemed on a redemption date shall have been duly given, then upon such redemption date (if on or before such redemption date all funds in cash necessary for redemption of such shares shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of such shares, so as to be and continue to be available therefor), (1)  the holders of such shares shall cease to be shareholders with respect to such shares, (2) such shares shall no longer be deemed to be outstanding on the books of the Corporation, and (3) such holders shall have no interest in or claim against the Corporation with respect to such shares except only the right to receive from the Corporation the amount payable on redemption thereof, without interest (or, in the case of such deposit, from such bank or trust company the funds so deposited, without interest).  Any funds so deposited in a bank or trust company and unclaimed at the end of two (2) years from the date fixed for redemption shall, to the extent permitted by law, be repaid to the Corporation upon its request, after which the holders of such shares shall look only to the Corporation for payment thereof.

(e)

Any Redemption shall be affected only out of funds legally available for such purpose.  If on any date the Corporation is required to redeem any shares of the Series A Redeemable Preferred Stock pursuant to a Mandatory Redemption and does not have sufficient funds legally available to redeem all such shares on such date, the Corporation shall use any funds that are legally available to redeem such portion of all such shares pro rata (as nearly as may be) on such redemption date as such funds are sufficient therefor and shall redeem the remaining shares of the Series A Redeemable Preferred Stock (required to be redeemed pursuant to such Mandatory Redemption) on the earliest practicable date(s) next following the day on which the Corporation shall first have funds legally available for the redemption of such shares.

(f)

If less than all of the outstanding shares of the Series A Redeemable Preferred Stock are to be redeemed pursuant to any Optional Redemption or Mandatory Redemption, the shares of the Series A Redeemable Preferred Stock to be redeemed shall be determined pro rata (as nearly as may be, with adjustments to equalize for any prior Redemption that was not precisely pro rata) among all holders of Series A Redeemable Preferred Stock, according to the respective number of shares of the Series A Redeemable Preferred Stock held by such holders.

(g)

Upon any Redemption of shares of the Series A Redeemable Preferred Stock, the shares of the Series A Redeemable Preferred Stock so redeemed shall be cancelled and shall revert to authorized but unissued Preferred Stock, undesignated as to series, and the number of shares of Preferred Stock that the Corporation shall have authority to issue shall not be decreased by such Redemption.

(h)

In any case where any redemption date shall not be a Business Day, then (notwithstanding any other provision of this Certificate of Designations) payment of redemption price need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the redemption date; provided, however, that no interest shall accrue on such amount of redemption price for the period from and after such redemption date.

(i)

If on any date any Mandatory Redemption required to be effected on or prior to such date by Section 4(b) or Section 4(c), respectively, (without giving effect to Section 5(e)) shall not have been effected, the Corporation shall not on such date, directly or indirectly, redeem, purchase, or otherwise acquire for value, or set apart money for any discharge, any sinking or other similar fund for the redemption or purchase of, any shares of any class or series of stock of the Corporation ranking on a parity with Series A Redeemable Preferred Stock upon liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation (except for shares of the Series A Redeemable Preferred Stock redeemed pursuant to the second sentence of Section 5(e)).

6.

Voting.

The holders of shares of the Series A Redeemable Preferred Stock shall have no voting rights, except such voting rights to which the holders of Common Stock are entitled and as otherwise herein or in the Articles of Incorporation of the Corporation or by law specifically provided.  As to matters upon which holders of shares of the Series A Redeemable Preferred Stock are entitled to vote, the holders of Series A Redeemable Preferred Stock shall be entitled to one vote per share and shall vote together with the holders of Common Stock as a combined class.

7.

Certain Definitions.

As used herein with respect to Series A Redeemable Preferred Stock, the following terms shall have the following meanings:

“Articles of Incorporation” has the meaning set forth in the introductory paragraph of this Certificate of Designations.

“Board of Directors” has the meaning set forth in the introductory paragraph of this Certificate of Designations.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a legal holiday in the State of Texas or a day on which banking institutions and trust companies in Texas are authorized or obligated by law, regulation or executive order to close.

“Common Stock” means the common stock, $0.10 par value per share, of the Corporation.

“Corporation” has the meaning set forth in the introductory paragraph of this Certificate of Designations.

“holder” of shares of the Series A Redeemable Preferred Stock shall mean the shareholder in whose name such Series A Redeemable Preferred Stock is registered in the stock books of the Corporation.

“Junior Stock” means the Common Stock and any other class or series of shares of the Corporation hereafter authorized over which the Series A Redeemable Preferred Stock has preference or priority in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.

“Liquidation Payment” has the meaning set forth in Section 3(a).

“Mandatory Redemption” has the meaning set forth in Section 4(b).

“Optional Redemption” has the meaning set forth in Section 4(a).

“Preferred Stock” has the meaning set forth in the introductory paragraph of this Certificate of Designations.

“Redemption” has the meaning set forth in Section 5.

“Redemption Price” has the meaning set forth in Section 5(a).

“Series A Redeemable Preferred Stock” has the meaning set forth in Section 1(a).

“TBCA” has the meaning set forth in the introductory paragraph of this Certificate of Designations.

8.

No Other Rights.

The shares of the Series A Redeemable Preferred Stock shall not have any powers, designations, preferences or relative, participating, optional, or other special rights, nor shall there be any qualifications, limitations or restrictions of any powers, designations, preferences or rights of such shares, other than as set forth herein or in the Articles of Incorporation or as may be provided by law.

[signature page follows]

IN WITNESS WHEREOF, American Physicians Service Group, Inc. has caused this Certificate to be duly executed in its name and on its behalf by its Secretary and Chief Financial Officer this 20th day of March, 2007.

AMERICAN PHYSICIANS SERVICE GROUP, INC.

By:

/s/ William H. Hayes

Printed Name:

William H. Hayes

Title:

Secretary and Chief Financial Officer

Signature Page to the Preferred Stock Designations